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                                                                 EXHIBIT 99e(ii)

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                        PRINCIPAL UNDERWRITING AGREEMENT

     Pursuant to the Amended and Restated Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and HARTFORD SERIES FUND, INC. dated August 28, 2002 (the "Agreement"), HARTFORD EQUITY INCOME HLS FUND is hereby included as a new series. All provisions in the Agreement shall apply to Hartford Equity Income HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____________ day of ________________, 2003.


                           HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.


                           By:
                                -----------------------------------------


                           HARTFORD SERIES FUND, INC.
                           ON BEHALF OF:
                           Hartford Equity Income HLS Fund

                           By:
                                -----------------------------------------